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                                                                   Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Union Pacific Resources Group Inc. on Form S-3 of our reports dated January 28, 1998, and January 31, 1997, appearing in the Annual Report on Form 40-F of Norcen Resources Limited for the year ended December 31, 1997 and 1996 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche

DELOITTE & TOUCHE
Calgary, Alberta
Canada

August 21, 1998